Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated November 6, 2023 with respect to the Common Stock, $0.01 par value per share, of Sunstone Hotel Investors, Inc., a Maryland corporation, and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: November 6, 2023

TCDS I, LP

By:	TC GP, LLC its general partner

By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Authorized Signatory

TCLS I, LP

By:	TC GP, LLC its general partner

By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Authorized Signatory

TCCS I, LP

By:	TC GP, LLC its general partner

By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Authorized Signatory

TC GP, LLC

By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Authorized Signatory

Tarsadia Capital, LLC

By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Head of Tarsadia Capital, LLC

TUP Investments, L.P.

By:	TUP Three, LLC its general partner

By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Manager

T-Twelve Holdings, LLC

By:	TFC Manager, LLC its manager

By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Manager

TFC Manager, LLC

By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Manager

PSP Land LLC

By:	Cepheid Capital, LLC its manager

By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Managing Member

Cepheid Capital, LLC

By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Managing Member

UKA, L.P.

By:	BPP One, LLC its general partner

By:	/s/ Rishi Reddy
	Name:	Rishi Reddy
	Title:	Manager

BPP One, LLC

By:	/s/ Rishi Reddy
	Name:	Rishi Reddy
	Title:	Manager